                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 0-25090
                                                -------

                           STILLWATER MINING COMPANY
                           -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                81-0480654
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)


          536  E. PIKE AVENUE
          POST OFFICE BOX 1330
          COLUMBUS, MONTANA                            59019
     ________________________________________    ________________

     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


                                (303) 978-2525
              ___________________________________________________

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(c)(1), PLEASE
     CHECK THE FOLLOWING BOX.    [  ]

     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(c)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          TITLE OF EACH CLASS       NAME OF EXCHANGE ON WHICH
          TO BE SO REGISTERED       EACH CLASS IS TO BE REGISTERED



     COMMON STOCK, PAR VALUE $.01 PER SHARE        AMERICAN STOCK EXCHANGE
     PREFERRED STOCK PURCHASE RIGHTS               AMERICAN STOCK EXCHANGE



     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          --------------------------------------------------------

          For a description of the shares of common stock, par value $.01 per share (the "Common Stock"), of Stillwater Mining Company (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the Section "Description of Common Stock" in the Prospectus of the Registrant filed with the Securities and Exchange Commission on October 22, 1996 as part of the Registrant's Registration Statement on Form S-3, No. 333-12419, which section is incorporated herein by reference. For a description of the Preferred Stock Purchase Rights, see the Section "Description of Registrant's Securities to be Registered" in the Form 8-A of the Registrant filed with the Securities and Exchange Commission on October 30, 1995, which section is incorporated herein by reference. The Common Stock and the Preferred Stock Purchase Rights were each previously registered on a Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.



ITEM 2.   EXHIBITS
          --------


          In accordance with Item II to the Instructions as to Exhibits to Form 8-A, the following Exhibits are filed (except to the extent set forth below) with the copy of this Form 8-A filed with the American Stock Exchange. Such Exhibits, however, are not incorporated by reference or filed with the copy of this Form 8-A filed with the Securities and Exchange Commission:



          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


          2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,1997.

          2.2 The Registrant's Current Reports on Form 8-K dated February 21, 1997; April 22, 1997 and May 20, 1997.

          3. The Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders, dated March 25, 1997, and Supplement thereto dated April 24, 1997.


          4.1  The Registrant's Restated Certificate of Incorporation.

          4.2  The Registrant's Amended and Restated Bylaws.

          5.1  Specimen Stock Certificate of Stillwater Mining Company.

          5.2. Rights Agreement, dated as of October 26, 1995, between Stillwater Mining Company and American Securities Transfer, Incorporated, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the Certificate of Designation for the Preferred Stock as Exhibit C.

          6. The Registrant's 1996 Annual Report to Stockholders. (Such Annual Report is not deemed "filed" with the American Stock Exchange or otherwise subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent such Annual Report is already subject thereto.)
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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: June 3, 1997                  STILLWATER MINING COMPANY



                                    By: /s/  Ray W. Ballmer
                                        ----------------------------------
                                        Ray W. Ballmer
                                        Chairman